Exbibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to use in this Registration Statement on Form S-4 of our reports dated March 25, 2015 and March 19, 2014, respectively, included in this Registration Statement on Form S-4 dated July 6, 2015 relating to the financial statements and financial statement schedules and internal controls for the three years ended December 31, 2014, 2013 and 2012 listed in the accompanying index.

/s/ Davis Kinard & Co, PC Certified Public Accountants

Abilene, Texas
July 6, 2015